SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 22, 2003

METROPOLITAN MORTGAGE & SECURITIES CO., INC.

(Exact name of registrant as specified in its charter)

Washington	1-15595	91-0609840

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

601 W. 1st Avenue, Spokane, Washington 99201-5015

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (509) 838-3111

None

(Former name or former address, if change since last report)

Item 9. Regulation FD Disclosure.
SIGNATURES

Item 9. Regulation FD Disclosure.

     On August 22, 2003, the Registrant issued a press release correcting information printed in two newspaper articles. The text of the press release is as follows:

     Metropolitan Mortgage & Securities Co., Inc. wishes to clarify information that appeared in an article in the Spokesman-Review on August 21, 2003 and in an article in the Spokane Journal of Business on August 21, 2003.

     The sale of the 29 lots in the beachfront subdivision on the north shore of the Hawaiian Island of Oahu has not yet closed but initial deposits have been received. The total purchase price is expected to be approximately $28 million, which could result in a gain after payment to Metropolitan’s development partner in the property. Any gain from this sale may off-set a portion, but not all, of the losses incurred by Metropolitan during the nine-month period ended June 30, 2003.

     After exclusion of write-downs in the value of some of its asset-backed securities, Metropolitan operated at a loss during the nine months ended June 30, 2003 and Metropolitan cannot determine at this time what its fiscal year end results will be.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROPOLITAN MORTGAGE & SECURITIES CO., INC.

Date: August 22, 2003	By:	/s/ C. Paul Sandifur, Jr.

C. Paul Sandifur, Jr., President